Exhibit 99.1
ASSURANT SHARPENS FOCUS ON GROWTH OBJECTIVES;
WILL REALIGN PRENEED BUSINESS SEGMENT UNDER ASSURANT SOLUTIONS AND SELLS
U.S. INDEPENDENT PRENEED FRANCHISE
NEW YORK — November 14, 2005 — Assurant, Inc. (“Assurant”) (NYSE: AIZ), a premier provider of specialty insurance and insurance-related products and services, announced today that it will realign its funeral pre-funding and preplanning business segment, Assurant Preneed, under its Assurant Solutions business segment.
As part of the realignment, Assurant plans to pursue growth opportunities for Preneed by leveraging Assurant Solutions’ expertise in developing and managing its relationship with Service Corporation International (NYSE: SCI), as well as its international expansion strategy.
“Realigning our preneed business will allow us to sharpen our focus on pursuing profitable growth opportunities for Preneed through our exclusive U.S. distribution partnership with Service Corporation International (SCI), by expanding our international preneed operations in Canada, and by developing and marketing innovative new products,” said Kerry Clayton, chief executive officer, Assurant. “This reaffirms our commitment to shareholders and customers to make the right strategic choices for our businesses.”
In conjunction with the decision, Assurant also announced that it has signed an agreement with Forethought Financial Services, Inc. (“Forethought”) whereby Assurant will discontinue writing new preneed insurance policies in the United States except through funeral homes owned by SCI. As part of the agreement, Assurant Preneed’s account executives who work with the independent funeral home channel will partner with Forethought to promote their preneed products. In exchange, Assurant will receive payments from Forethought over the next ten years.

Assurant estimates that the transaction will not have a material impact on the company’s consolidated financial position or results of operations.
“We are delighted to partner with Assurant Preneed and have our products distributed through its sales force,” said Steve Lang, president and chief executive officer, Forethought Financial Services, Inc. “Our two companies have demonstrated significant leadership in the preneed marketplace over the past 20 years and have shared a common commitment to preneed and the funeral home channel. This agreement strengthens Forethought’s presence in the independent segment, and we are very excited about the opportunity to expand the network of funeral homes that will have access to our broad range of exceptional products and services. Clearly funeral homes have a choice of preneed suppliers and it will be our purpose during this transition period to demonstrate that Forethought is the right choice for them.”
“In partnering with Forethought and using our independent distribution channel sales force to promote their products, we are ensuring that our funeral home customers will continue to have access to quality products and excellent service from a highly respected company,” said Alan Feagin, president and chief executive officer, Assurant Preneed.
To ensure a smooth transition for its current independent funeral home customers, Assurant Preneed account executives will be able to continue to market Assurant’s preneed products until customers are re-contracted and fully licensed to sell Forethought products. Any preneed policies sold under the Assurant name during this period will be reinsured to Forethought Life Insurance Company.
Assurant will retain all of its preneed life insurance underwriting companies. These companies include: American Memorial Life Insurance Company, Union Security Insurance Company and United Family Life Insurance Company. As a result, policyholder and customer service on in-force preneed policies will continue to be handled by customer service representatives in Rapid City, S.D. and Greenville, S.C.
Feagin will oversee the transition of Assurant’s preneed operations until his anticipated retirement in 2006. The new preneed line within the Assurant Solutions business will report to Craig Lemasters, Assurant Solutions’ president and chief executive officer.
About Preneed
Preneed insurance, or burial insurance, is a specialized form of life insurance or annuity that is used to fund the predetermined expenses of a funeral, cremation or burial. The product is typically sold to individuals through individual funeral directors, funeral service associations, marketing organizations and general insurance agencies.
About Assurant
Assurant is a premier provider of specialized insurance products and related services in North America and selected other markets. Its five key businesses — Assurant Employee Benefits; Assurant Health; Assurant Preneed; Assurant Solutions and Assurant Specialty Property — have partnered with clients who are leaders in their industries and have built leadership positions in a number of specialty insurance market segments in the U.S. and selected international markets.
Assurant, which is traded on the New York Stock Exchange under the symbol AIZ, has over $20 billion in assets and $7 billion in annual revenue. www.assurant.com
Some of the statements included in this press release, particularly the Company’s assessment of the future growth of its Preneed business, may be forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Among the factors that could cause our actual results to differ materially are the following: our ability to develop and grow new large distribution partnerships, domestically and internationally; the successful transition of our Preneed business into the operations of our Solutions segment; and other risk factors identified from time to time in our reports filed with the Securities and Exchange Commission. Any forward-looking statements set forth in this press release speak only as of the date of this press release. We do not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at http://www.assurant.com. The information found on our website is not incorporated by reference into this press release and is included for reference purposes only.